Exhibit 3.17

CERTIFICATE OF FORMATION

OF

FDP LLC

This Certificate of Formation of FDP LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

FDP LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 10, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

FDP LLC Certificate of Formation

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made as of August 12, 2005, between FDP Corp., a Florida corporation (“FDP Corp.”), and FDP LLC, a Delaware limited liability company (“FDP LLC”), in accordance with Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware and Section 607.1108 of the Florida Business Corporation Act.

WITNESSETH:

WHEREAS, the Board of Directors of FDP Corp. desires to merge FDP Corp. with and into FDP LLC pursuant to the terms and conditions of this Agreement (the “Merger”);

WHEREAS, the Board of Managers of FDP LLC desires to merge FDP Corp. with and into FDP LLC pursuant to the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of FDP Corp. has adopted a resolution by unanimous written consent dated August 12, 2005 adopting this Agreement and recommending and submitting it to SunGard Investment Ventures LLC, the sole stockholder of FDP Corp.;

WHEREAS, the Board of Managers of FDP LLC has adopted a resolution by unanimous written consent dated August 10, 2005 approving the form, terms and provisions of and the transactions contemplated by this Agreement and submitting it SunGard Investment Ventures LLC, the sole member of FDP LLC;

WHEREAS, SunGard Investment Ventures LLC, the sole stockholder of FDP Corp., has adopted a resolution by written consent, in accordance with Section 607.0704 of the FBCA (as defined below), approving this Agreement; and

WHEREAS, SunGard Investment Ventures LLC, the sole member of FDP LLC, has adopted a resolution approving the form, terms and provisions of and the transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, FDP Corp. and FDP LLC hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

(a) “DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended.

(b) “FBCA” means the Florida Business Corporation Act, as amended.

(c) “FDP LLC Membership Interest” means the entire membership interest in FDP LLC, consisting of 1,000 units held by SunGard Investment Ventures LLC.

(d) “FDP Stock” means the 1,000 shares of issued and outstanding common stock, par value $1.00 per share, of FDP Corp.

ARTICLE II.

THE MERGER

Section 2.01. The Merger.

(a) At the Effective Time (as defined in this Section 2.01) of the Merger, FDP Corp. shall be merged with and into FDP LLC in accordance with Title 6, Section 18-209 of the DLLCA and the provisions of the FBCA, whereupon the separate existence of FDP Corp. shall cease, and FDP LLC shall be the surviving entity (the “Surviving Entity”).

(b) The name of the Surviving Entity shall be “FDP LLC”.

(c) Promptly after the execution hereof, FDP LLC will file a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Florida Department of State. Each of the certificate of merger and the articles of merger shall provide that the Merger shall be effective as of 11:59 p.m. EDT on August 12, 2005 (the “Effective Time”).

(d) From and after the Effective Time, the Surviving Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and duties of FDP Corp. and FDP LLC, all as provided under the DLLCA and the FBCA.

Section 2.02. Effect on Shares and Membership Interests. At the Effective Time,

(a) the FDP LLC Membership Interest shall remain outstanding and unaffected by the Merger.

(b) each then issued and outstanding share, and each share held in the treasury, if any, of the FDP Stock shall be cancelled, and no payment shall be made with respect thereto.

ARTICLE III.

THE SURVIVING ENTITY

Section 3.01. Limited Liability Company Agreement of Surviving Entity. At the Effective Time, automatically and without further action, the Limited Liability Company Agreement of FDP LLC shall be the Limited Liability Agreement of the Surviving Entity.

Section 3.02. Member of Surviving Entity. From and after the Effective Time, SunGard Investment Ventures LLC shall continue as the member of the Surviving Entity, subject to the provisions of the Limited Liability Agreement of the Surviving Entity.

Section 3.03. Members of the Board of Managers and Officers. The persons who are the members of the Board of Managers and officers of FDP LLC immediately prior to the Effective Time shall continue as the members of the Board of Managers and officers of the Surviving Entity, in the same capacity or capacities, each of such members of the Board of Managers and officers to serve until his or her resignation or removal or until his or her successor has been duly elected and qualified in accordance with the laws of the State of Delaware and the Limited Liability Company Agreement of the Surviving Entity. The names of the current managers of FDP LLC are T. Ray Davis, Lawrence A. Gross, and Michael J. Ruane, and each such manager’s business address is 680 East Swedesford Road, Wayne, Pennsylvania, 19087.

ARTICLE IV.

MISCELLANEOUS

Section 4.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one agreement.

Section 4.03. Termination. This Agreement may be terminated and the Merger abandoned by the mutual consent of FDP Corp. and FDP LLC at any time prior to the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FDP CORP.

By:	/S/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

FDP LLC

By:	/S/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

Signature Page to Agreement and Plan of Merger between FDP Corp. and FDP LLC

CERTIFICATE OF MERGER

of

FDP CORP.,

a Florida corporation

with and into

FDP LLC,

a Delaware limited liability company

Pursuant to Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), FDP LLC, a Delaware limited liability company (the “Company”), hereby certifies to the following information relating to the merger of FDP Corp., a Florida corporation, into the Company (the “Merger”):

FIRST: The names and states of formation and incorporation, as applicable, of the Company and FDP Corp., which are the constituent companies in the Merger (the “Constituent Companies”), are as follows:

Name	State
FDP LLC	Delaware
FDP Corp.	Florida

SECOND: The Agreement and Plan of Merger dated as of August 12, 2005 (the “Merger Agreement”) by and among the Constituent Companies, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with the provisions of the DLLCA and the Florida Business Corporation Act (the “FBCA”).

THIRD: The name of the limited liability company surviving the Merger (the “Surviving LLC”) is “FDP LLC”.

FOURTH: The Merger shall be effective at 11:59 p.m. EDT on August 12, 2005 in accordance with the DLLCA and the FBCA.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving LLC. The address of the principal place of business of the Surviving LLC is: 2000 South Dixie Highway, Suite 200, Miami, FL 33133.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any stockholder or member, as applicable, of the Constituent Companies.

IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be signed by an authorized person this 12th day of August, 2005.

FDP LLC

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

Signature Page to FDP LLC Certificate of Merger